===============================================================================
                                               --------------------------------
                                               \        OMB APPROVAL          \
                                               \------------------------------\
                                               \  OMB Number:      3235-0059  \
                                               \  Expires:  January 31, 2002  \
                                               \  Estimated average burden    \
                                               \  hours per response....13.12 \
                                               --------------------------------
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             PAB BANKSHARES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                             PAB BANKSHARES, INC.
                            3250 North Valdosta Road
                            Valdosta, Georgia  31602
                                 (912) 241-2775

                                   --------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To be held on April 24, 2000

                                   --------

To the Shareholders of PAB Bankshares, Inc.:

     The Annual Meeting of Shareholders (the "Annual Meeting") of PAB Bankshares, Inc. (the "Company") will be held at the Company's offices, 3250 North Valdosta Road, Valdosta, Georgia 31602 on Monday, April 24, 2000 at 11:00 a.m., for the following purposes:

          1. To elect (a) five members to the Board of Directors to serve three year terms expiring at the Annual Meeting of Shareholders in 2003; (b) one member to the Board of Directors to serve a two year term expiring at the Annual Meeting of Shareholders in 2002; and (c) one member to the Board of Directors to serve a one year term expiring at the Annual Meeting of Shareholders in 2001; and

          2. To consider such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

     The Board of Directors has set March 10, 2000 as the record date for the Annual Meeting. Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting.

                              By Order of the Board of Directors


                              /s/ R. Bradford Burnette
                              ------------------------
                              R. Bradford Burnette
                              President

Valdosta, Georgia
March 24, 2000

YOUR PROXY IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY COMPLETING, SIGNING AND MAILING THE ENCLOSED PROXY CARD TO THE COMPANY IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE. YOUR PROXY MAY BE REVOKED, IF YOU CHOOSE, AT ANY TIME PRIOR TO THE VOTE BEING TAKEN AT THE ANNUAL MEETING.

                              PAB BANKSHARES, INC.
                            3250 North Valdosta Road
                               Valdosta, Georgia
                                 (912) 241-2775


                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                          To be held on April 24, 2000


                              GENERAL INFORMATION

     This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of PAB Bankshares, Inc. (the "Company") of Proxies from the shareholders of the Company for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on April 24, 2000 at 11:00 a.m., local time, at the Company's offices, 3250 North Valdosta Road, Valdosta, Georgia 31602. The Company operates through its five bank subsidiaries, The Park Avenue Bank, Farmers & Merchants Bank, First Community Bank of Southwest Georgia, Eagle Bank and Trust, and Baxley Federal Savings Bank (collectively, the "Banks"), and its financial services subsidiary, PAB Financial Services, LLC.

     The enclosed Proxy is for use at the Annual Meeting if a shareholder is unable to attend the Annual Meeting in person or wishes to have his shares voted by Proxy, even if he attends the Annual Meeting. The Proxy may be revoked by the person giving it at any time before its exercise, either by notice to the Secretary of the Company, by submitting a Proxy having a later date, or by such person appearing at the Annual Meeting and electing to vote in person. All shares represented by valid Proxies received pursuant to this solicitation and not revoked before their exercise, will be voted in the manner specified therein. If a Proxy is signed and no specification is made, the shares represented by the Proxy will be voted in favor of each of the proposals described in this Proxy Statement and in accordance with the best judgment of the persons exercising the Proxy with respect to any other matters properly presented for action at the Annual Meeting.

     This Proxy Statement and the enclosed Proxy are being mailed to the Company's shareholders on or about March 24, 2000.

     The Board of Directors of the Company has set March 10, 2000 as the record date for the Annual Meeting. Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 9,548,420 shares of common stock of the Company issued and outstanding.

     A quorum for the transaction of business at the Annual Meeting consists of the holders of the majority of the outstanding shares of common stock of the Company entitled to vote at the Annual Meeting present in person or represented by Proxy. Abstentions will be treated as present for purposes of determining a quorum. Shares held by a broker as nominee (i.e., in "street name") that are represented by Proxies at the Annual Meeting, but that the broker fails to vote on one or more matters as a result of incomplete instructions from a beneficial owner of the shares ("broker non-votes"), will also be treated as present for quorum purposes. Each share of common stock of the Company is entitled to one vote on each matter to come before the Annual Meeting.

     In addition to this solicitation by mail, the officers and employees of the Company, without additional compensation, may solicit Proxies in favor of the proposals if deemed necessary, by personal contact, letter, telephone or other means of communication. Brokers, nominees and other custodians and fiduciaries will be requested to forward proxy solicitation material to the beneficial owners of the shares of common stock of the Company where appropriate, and the Company will reimburse them for their reasonable expenses incurred in connection with such transmittals. The costs of solicitation of Proxies for the Annual Meeting will be borne by the Company.

                                 PROPOSAL ONE:
                             ELECTION OF DIRECTORS

     The Company's Board of Directors has nominated (i) five persons for election as directors at the Annual Meeting to hold office until the 2003 Annual Meeting of Shareholders, (ii) one person for election as a director at the Annual Meeting to hold office until the 2002 Annual Meeting of Shareholders, and
(iii) one person for election as a director at the Annual Meeting to hold office until the 2001 Annual Meeting of Shareholders. Each person nominated shall hold office until the term of the class of directors for which he has been elected expires and until his successor is duly elected and qualified, or until his earlier death, resignation, incapacity to serve, or removal.

     The members of the Company's Board of Directors are elected by the shareholders. The directorships of the Company are divided into three classes, with the members of each class generally serving three year terms. This year, however, because of two additions to the Board of Directors occurring since the last Annual Meeting of Shareholders, two nominees for election as directors at the Annual Meeting will, if elected, hold office until the Annual Meeting of Shareholders at which the term of the class of directors for which he has been chosen expires. The Company's Board of Directors presently consists of 17 members.

     The Company's Board of Directors increased in size by two directors in 1999 as a result of the Company's acquisition of Baxley Federal Savings Bank. Pursuant to the terms of the merger agreement with Baxley Federal Savings Bank, the Company's Board of Directors increased its size by appointing two former directors of the bank, Kennith D. McLeod and Alvin R. Tuten, Jr., to serve on the Company's Board of Directors until the Annual Meeting. In addition, the Company's Board of Directors has nominated Messrs. McLeod and Tuten for election as directors at the Annual Meeting, with each to hold office until the term of the class of directors for which he has been selected expires and until his successor is duly elected and qualified, or until his earlier death, resignation, incapacity to serve, or removal.

     In an effort to reduce the overall number of its members, and yet increase the percentage of its non-employee directors, the Company's Board of Directors has approved and accepted the resignations of several directors, some of whom have been nominated for election as directors at the Annual Meeting. The resignations are effective at the 2001 Annual Meeting of Shareholders. The directors who will resign are employed by either the Company or one of the Banks.

     The following directors have tendered their resignations and will serve until the 2001 Annual Meeting of Shareholders, regardless of when the term of the class of directors to which they belong expires:

  . William S. Cowart, President and Chief Executive Officer of The Park Avenue Bank. Mr. Cowart is a member of the class of directors nominated for election at the Annual Meeting to hold office until the 2002 Annual Meeting of Shareholders;

  . Tracy A. Dixon, Chief Executive Officer of First Community Bank of Southwest Georgia. Mr. Dixon is a member of the class of directors whose term expires at the 2002 Annual Meeting of Shareholders;

  . Alvin R. Tuten, President and Chief Executive Officer of Baxley Federal Savings Bank. Mr. Tuten is a member of the class of directors nominated for election at the Annual Meeting to hold office until the 2001 Annual Meeting of Shareholders; and

  . C. Larry Wilkinson, Executive Vice President of the Company. Mr. Wilkinson is a member of the class of directors whose term expires at the 2003 Annual Meeting of Shareholders.

     As a result of these resignations, all three classes of directors are expected to have vacancies. Under the Company's Articles of Incorporation and Bylaws, a director appointed by the Company's Board of Directors to fill a vacancy occurring in the Board of Directors as a result of a resignation must be filled by the affirmative vote of a majority of the remaining directors then in office. A director so chosen will hold office until the term of the class of directors for which he has been chosen expires. The Company's Board of Directors does not presently expect to fill the vacancies created as a result of the resignations described above. The terms of those directors who have not tendered a resignation in connection with the recomposition of the Company's Board of Directors will continue as indicated below.

Vote Required
-------------

     If for any reason any nominee should become unable or unwilling to accept nomination or election, persons voting the Proxies will vote for the election of another nominee designated by the Company's Board of Directors. Except for the director resignations discussed above, management of the Company has no reason to believe that any nominee will not serve, if elected. With regard to the election of directors, votes may be cast for, or votes may be withheld from, each nominee. The proposal to elect directors to serve as members of the Company's Board of Directors requires the affirmative vote of a plurality of the shares of common stock of the Company present in person or represented by proxy at the Annual Meeting. Votes that are withheld, abstentions, and broker non-votes will have no effect on the election of directors.

Nominations for Election and Information Regarding Directors
------------------------------------------------------------

     Set forth below is information about each nominee for election to a term as a director and each incumbent director whose term of office expires at the Annual Meetings of Shareholders in 2001 or 2002.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO ELECT AS DIRECTORS THE NOMINEES NAMED BELOW.


Nominees For Election to Term Expiring at the 2003 Annual Meeting of
--------------------------------------------------------------------
Shareholders
------------

JAMES L. DEWAR, JR.
Director since 1982
Age 57

     Mr. Dewar, Jr. has been a director of the Company since 1982 and The Park Avenue Bank since 1969. Mr. Dewar, Jr. has been the President of Dewar Properties, Inc. since 1982 and Dewar Realty, Inc. since 1978 and has been involved in real estate development, construction and management for the past 30 years.

================================================================================

JAMES L. DEWAR, SR.
Director since 1982
Age 88

     Mr. Dewar, Sr. has been a senior officer of the Company since January 2000. Previously, Mr. Dewar, Sr. had been Chairman of the Board of Directors of the Company since 1982, The Park Avenue Bank since 1967, and Farmers & Merchants Bank since 1986. Mr. Dewar, Sr. also served as a director of First Community Bank of Southwest Georgia from 1995 until 2000. Mr. Dewar, Sr. has been involved in the banking business for the past 42 years.

================================================================================

C. LARRY WILKINSON
Director since 1995
Age 53

     Mr. Wilkinson has been Executive Vice President of the Company since 1990. Previously, Mr. Wilkinson had been Chief Financial Officer of the Company from 1990 to 2000. Mr. Wilkinson served as Executive Vice President and Chief Financial Officer of The Park Avenue Bank from 1990 to 1997 and Senior Vice President of The Park Avenue Bank from 1983 to 1990. Mr. Wilkinson also served as a director of The Park Avenue Bank from 1986 to 2000, Eagle Bank and Trust from 1999 until 2000, and Farmers & Merchants Bank from 1986 to 2000. Mr. Wilkinson has more than 33 years of experience in the banking business. As discussed above, if elected at the Annual Meeting, Mr. Wilkinson will resign from the Company's Board of Directors at the 2001 Annual Meeting of Shareholders, creating a vacancy in the class of directors whose term expires at the 2003 Annual Meeting of Shareholders.

================================================================================

================================================================================

JOE P. SINGLETARY, JR.
Director since 1989
Age 62

     Mr. Singletary has been a director of the Company since 1989 and served as a director of The Park Avenue Bank from 1989 until 1999. Mr. Singletary has been an executive officer and an owner of Sing Bros., Inc., a gasoline and wholesale/retail company, since 1974 and Tripo, Inc., a similar business, since 1987. Mr. Singletary has more than 29 years of experience in the gasoline and wholesale/retail business.

================================================================================

WALTER W. CARROLL, II
Director since 1989
Age 51

     Mr. Carroll has been a director of the Company since 1989 and The Park Avenue Bank since 1989. Mr. Carroll served as an executive officer and an owner of Sunset Farm Foods, Inc. from 1971 to 1997. Mr. Carroll retired from Sunset Farm Foods, Inc. in 1997.

================================================================================

Nominee for Election to Term Expiring at 2002 Annual Meeting of Shareholders
----------------------------------------------------------------------------

KENNITH D. MCLEOD
Director since 1999
Age 53

  Mr. McLeod has been a director of the Company since 1999 and Baxley Federal Savings Bank since 1985. Mr. McLeod has been a self-employed Certified Public Accountant in Hazlehurst, Georgia since 1975.

================================================================================

Nominee for Election to Term Expiring at 2001 Annual Meeting of Shareholders
----------------------------------------------------------------------------

ALVIN R. TUTEN, JR.
Director since 1999
Age 54

     Mr. Tuten has been a director of the Company since 1999 and has been President and Chief Executive Officer of Baxley Federal Savings Bank since 1987. Mr. Tuten has served as a director of Baxley Federal Savings Bank since 1980.
As discussed above, if elected at the Annual Meeting, Mr. Tuten will resign from the Company's Board of Directors at the 2001 Annual Meeting of Shareholders, creating a vacancy in the class of directors whose term expires at the 2001 Annual Meeting of Shareholders.

================================================================================

Incumbent Directors - Terms Expiring at the 2001 Annual Meeting
---------------------------------------------------------------

BILL J. JONES
Director since 1998
Age 71

  Mr. Jones has been a director of the Company since 1998 and, since that time, has served as a director, Vice Chairman, and Chairman of the Loan Committee of First Community Bank of Southwest Georgia. Mr. Jones was the Chairman of Investors Financial Corp. and Bainbridge National Bank from 1991 to 1998, when they were acquired by the Company. In 1987, Mr. Jones retired as President and Chief Executive Officer of Citizens & Southern National Bank, Decatur County, after 36 years of experience in the banking business.

================================================================================

JAMES B. LANIER, JR.
Director since 1998
Age 53

  Mr. Lanier has been a director of the Company since 1998 and was a founding director of Eagle Bank and Trust, where he has served as Chairman of the Board of Directors since 1997. Mr. Lanier also served as Chairman of the Board of Directors of Eagle Bancorp, Inc. from 1997 to 1998 and was a director from 1990 to 1998, when they were acquired by the Company. Mr. Lanier has been self employed since 1974, serving as President and owner of Lanier Appraisals, Inc., a real estate appraisal firm, and Secretary-Treasurer and a partner in Lanier-Brookins, Inc., a forestry consulting firm.

================================================================================

JOHN M. SIMMONS
Director since 1998
Age 61

  Mr. Simmons has been a director of the Company and First Community Bank of Southwest Georgia since 1998. Mr. Simmons was a director of Investors Financial Corp. and Bainbridge National Bank from 1991 to 1998, when they were acquired by the Company. Mr. Simmons is also the Chairman of the Board of Directors of Elberta Crate and Box Company and has been employed by Elberta Crate and Box Company since 1961.

================================================================================

================================================================================

D. RAMSAY SIMMONS, JR.
Director since 1995
Age 68

     Mr. Simmons has been a director of the Company since 1995 and First Community Bank of Southwest Georgia since 1968. He has been Chairman of the Board of Directors of First Community Bank of Southwest Georgia since 1985. Mr. Simmons has been President of Elberta Crate and Box Company since 1976.

================================================================================

F. FERRELL SCRUGGS, SR.
Director since 1989
Age 61

     Mr. Scruggs has been a director of the Company since 1989 and was a director of The Park Avenue Bank from 1989 until 1999. Mr. Scruggs has served as Chairman of the Board of Directors of the Scruggs Company, a construction business, since 1995 and was President and Chief Operating Officer for 30 years before. Mr. Scruggs has more than 37 years of experience in the construction business.

================================================================================

Incumbent Directors Terms Expiring at the 2002 Annual Meeting
-------------------------------------------------------------

R. BRADFORD BURNETTE
Director since 1982
Age 60

     Mr. Burnette has been President, Chief Executive Officer and a director of the Company since 1982. Mr. Burnette was elected Chairman of the Board of Directors of the Company in February 2000. Mr. Burnette was the Chief Executive Officer of The Park Avenue Bank from 1990 to 1997, the President from 1983 to 1990, and an Executive Vice President from 1968 to 1982. He was a director of The Park Avenue Bank from 1968 until 2000, the Farmers & Merchants Bank from 1986 until 2000, Eagle Bank and Trust from 1999 until 2000, and First Community Bank of Southwest Georgia from 1995 until 2000, where he was Chief Executive Officer from 1996 to 1998. Mr. Burnette has been a director of The Bankers Bank since 1990. Mr. Burnette has more than 34 years of experience in the banking business.

================================================================================

================================================================================

WILLIAM S. COWART
Director since 1990
Age 46

     Mr. Cowart has been a director of the Company since 1990 and The Park Avenue Bank since 1990. Mr. Cowart has been President of The Park Avenue Bank since 1990 and Chief Executive Officer since 1997. Previously, Mr. Cowart served as President of the First Union National Bank, Valdosta, Georgia. Mr. Cowart has over 24 years of experience in the banking business. As discussed above, Mr. Cowart will resign from the Company's Board of Directors at the 2001 Annual Meeting of Shareholders, creating a vacancy in the class of directors whose term expires at the 2002 Annual Meeting of Shareholders.

================================================================================

THOMPSON KURRIE, JR.
Director since 1989
Age 51

     Mr. Kurrie has been a director of the Company since 1989 and The Park Avenue Bank since 1989. Mr. Kurrie is a partner with the law firm of Coleman, Talley, Newbern, Kurrie, Preston & Holland where he has practiced law since 1985. Mr. Kurrie is also a certified public accountant, having previously served as a partner in the accounting firm of PricewaterhouseCoopers from 1976 to 1983.

================================================================================

PAUL E. PARKER
Director since 1998
Age 51

  Mr. Parker has been a director of the Company since 1998 and Eagle Bank and Trust since its founding in 1990. Mr. Parker served as Vice Chairman of the Board of Directors of Eagle Bank and Trust from 1991 to 1994 and from 1997 to the present. Mr. Parker also served as a director and Vice Chairman of the Board of Directors of Eagle Bancorp, Inc. from 1990 to 1998, when it was acquired by the Company. Mr. Parker has served as the Vice President of Claxton Bakery, Inc., a family owned wholesale bakery, since 1970 and served as a director of The Claxton Bank since 1977 and Southern Bankshares, Inc. since 1998.

================================================================================

================================================================================

TRACY A. DIXON
Director since 1998
Age 58

     Mr. Dixon has been a director of the Company and First Community Bank of Southwest Georgia since the Company acquired Investors Financial Corp. in 1998. Mr. Dixon also has served as Chief Executive Officer of First Community Bank of Southwest Georgia since August 1998. Mr. Dixon served as director and President and Chief Executive Officer of Investors Financial Corp. and Bainbridge National Bank from 1991 to 1998, when they were acquired by the Company. Mr. Dixon has 34 years of experience in the banking business. As discussed above, Mr. Dixon will resign from the Company's Board of Directors at the 2001 Annual Meeting of Shareholders, creating a vacancy in the class of directors whose term expires at the 2002 Annual Meeting of Shareholders.

================================================================================

     There are no family relationships between any of the directors or executive officers of the Company or the Banks, except for the following: James L. Dewar, Jr., is the son of James L. Dewar, Sr.; Jeff Hanson, President of First Community Bank of Southwest Georgia, is the son-in-law of R. Bradford Burnette;
D. Ramsay Simmons, Jr. is the brother of John M. Simmons; F. Ferrell Scruggs, Sr. is the brother of J. Kenneth Scruggs, Jr., a director of The Park Avenue Bank and the father of F. Ferrell Scruggs, Jr., a director of The Park Avenue Bank; Joe P. Singletary, Jr. is the father of Joe P. Singletary, III, a director of The Park Avenue Bank; Paul E. Parker is the brother of W. Dale Parker, a director of Eagle Bank and Trust; and James B. Lanier, Jr. is a cousin of the late husband of Betty K. Minick, a director of Eagle Bank and Trust.

                                 OTHER MATTERS

     At the time of the preparation of this Proxy Statement, the Company was not aware of any matters to be presented for action at the Annual Meeting other than the proposals referred to herein. If other matters are properly presented for action at the Annual Meeting, it is intended that the persons named as Proxies will vote or refrain from voting in accordance with their best judgment on such matters.

               MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company had 12 meetings during the 1999 fiscal year.

     The Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee consists of three members and had four meetings during the 1999 fiscal year. The Audit Committee reviews the scope and timing of the audit services of the Company's independent accountants and any other services such accountants are asked to perform. In addition, the Audit Committee reviews the independent accountants' report on the Company's financial statements and the Company's policies and procedures with respect to internal accounting and financial controls. The current members of the Audit Committee are Walter W.

Carroll, II, Bill J. Jones, and Paul E. Parker. D. Ramsay Simmons, Jr. and Thompson Kurrie, Jr. also served on the Audit Committee through April of 1999.

     The Compensation Committee consists of four members and had three meetings during the 1999 fiscal year. The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company, and reviews general policy matters relating to compensation and benefits of employees of the Company. The members of the Compensation Committee are Walter W. Carroll, II, Thompson Kurrie, Jr., John M. Simmons, and Joe P. Singletary, Jr.

     Except for C. Larry Wilkinson, who resigned his seat in 1994 pursuant to a reorganization of the Company's Board of Directors and returned to the Board of Directors in 1995, all directors have served continuously since their first election. Each director attended at least 75% of the meetings of the Board of Directors and the meetings of the committees of which he was a member in 1999.

                       EXECUTIVE OFFICERS OF THE COMPANY

  The executive officers of the Company are elected annually and serve at the pleasure of the Board of Directors. The following sets forth certain information with respect to the executive officers of the Company.

  R. Bradford Burnette, age 60, has served as President, Chief Executive Officer, and a director of the Company since 1982. Mr. Burnette began serving as Chairman of the Board of Directors of the Company in February 2000. See "Proposal One: Election of Directors" for further biographical information concerning Mr. Burnette.

  C. Larry Wilkinson, age 53, has served as Executive Vice President of the Company since 1990 and a director of the Company since 1986. See "Proposal One:
Election of Directors" for further biographical information concerning Mr. Wilkinson.

  William S. Cowart, age 46, has served as President since 1990 and Chief Executive Officer since 1997 of The Park Avenue Bank, and a director of the Company since 1990. See "Proposal One: Election of Directors" for further biographical information concerning Mr. Cowart.

  Tracy A. Dixon, age 58, has served as Chief Executive Officer of First Community Bank of Southwest Georgia and a director or the Company since 1998. See "Proposal One: Election of Directors" for further biographical information concerning Mr. Dixon.

  Michael E. Ricketson, age 50, has served as Executive Vice President, Chief Financial Officer and Treasurer of the Company since February 1, 2000. Previously, Mr. Ricketson had been Chief Financial Officer of Premier Bancshares, Inc. ("Premier") from June 1997 until Premier's acquisition by BB&T Corporation in January of 2000. Prior to Premier's merger with Central and Southern Holding Company ("Central and Southern") in June 1997, Mr. Ricketson had served as Executive Vice President and a director of Central and Southern since 1996 and

Chief Financial Officer of its wholly-owned subsidiary, Central and Southern Bank, since October 1993.

                             EXECUTIVE COMPENSATION

Report of the Compensation Committee on Executive Compensation
--------------------------------------------------------------

     In accordance with rules of the Securities and Exchange Commission (the "Commission"), the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") is providing the following report regarding compensation policies for the Company's Chief Executive Officer and other executive officers with respect to compensation paid to such persons during the last fiscal year.

     During 1999, the Compensation Committee was comprised of Walter W. Carroll, II, Thompson Kurrie, Jr., John M. Simmons, and Joe P. Singletary, Jr., each a non-employee director of the Company. It is the Compensation Committee's responsibility to establish the salaries, bonuses and other compensation of the Chief Executive Officer and other executive officers of the Company and its banking subsidiaries. In formulating its compensation policy and decisions, the Compensation Committee engages the services of Matthews, Young and Associates, Inc. ("Matthews, Young"), a management consulting firm. The Compensation Committee endeavors to provide a competitive compensation package that enables the Company to attract and retain key executives. Further, the Compensation Committee strives to integrate its compensation programs with the Company's annual and long-term business strategies and objectives and focus executive actions on the fulfillment of those objectives.

     The Company's executive compensation program generally consists of base salary, annual incentive compensation and long-term equity incentives in the form of stock options. With respect to the base salary of the Company's executive officers, the Compensation Committee utilizes a report prepared by Matthews, Young and selects a salary based on a combination of grade and salary level set forth in the report. Base salaries are not based on the performance of the Company, but are rather intended to be commensurate with salaries paid to similarly situated executive officers. With respect to the base salaries of the executive officers of the Banks, the Compensation Committee employs a similar methodology.

     In order to align the interests of management more closely with the interests of the shareholders of the Company, the Compensation Committee also employs performance based measures in the form of both short-term and long-term incentive compensation awards. The Compensation Committee utilizes an annual incentive award in the form of a cash bonus for the Chief Executive Officer and the Chief Financial Officer of the Company. The maximum amount of this bonus, as a percentage of base salary, is determined by reference to a selected grade in the Matthews, Young report. The actual amount of the bonus is calculated as a percentage of base salary, which percentage depends on the percentage growth in earnings per share of the Company based on a formula defined annually by the Compensation Committee. The executive officers of the Banks, on the other hand, receive annual incentive bonuses which are based in part on the recommendation of the Company's Chief Executive Officer and are tied not to the performance of the Company, but rather to the return on assets, return on equity, growth of assets, and net income of their respective Bank.

     Finally, the Company's long-term incentive program emphasizes the grant of stock options exercisable for shares of the Company's common stock. Stock options are awarded by the Company's Board of Directors after taking into account various factors, including the achievement of performance goals set by the Compensation Committee and the need to retain individuals who will perform valuable service to the Company.

     As of January 1, 1999, the Company entered into an employment agreement with its Chief Executive Officer, R. Bradford Burnette. The employment agreement was negotiated between counsel for the Company and counsel for Mr. Burnette. The base salary of Mr. Burnette in 1999 was $201,300, which was determined to be appropriate based on the Matthews, Young report. In determining the appropriateness of Mr. Burnette's salary, Matthews, Young relied on a combination of grade and salary levels it believed to be commensurate with the salaries of similarly situated chief executive officers. Mr. Burnette's annual incentive bonus for the past year equaled 30.6% of his base salary, which percentage was calculated under the formula set by the Compensation Committee based on a 9.9% increase in the Company's diluted earnings per share during the year. Additionally, Mr. Burnette was granted 3,000 options during 1999, of which 20% was exercisable as of December 31, 1999.

     The Compensation Committee considered the salaries and bonuses of all of the executive officers of the Company and the Banks to be commensurate with those paid to similarly positioned executives in similar companies. Information on salaries for comparable executives is provided by Matthews, Young in the form of grades, annual base salary and incentive awards.

  The Compensation Committee believes that its mix of market-based salaries, variable incentives for both long-term and short-term performance and the potential for equity ownership in the Company represents a balance that will motivate the management team to continue to produce strong returns. The Compensation Committee further believes this program strikes an appropriate balance between the interests and needs of the Company in operating its business and appropriate rewards based on shareholder value.

Submitted by the Compensation Committee.

            Walter W. Carroll, II         John M. Simmons
            Thompson Kurrie, Jr.          Joe P. Singletary, Jr.

Summary Compensation Table
--------------------------

     The following table sets forth a summary of compensation paid to or accrued on behalf of the chief executive officer and the other executive officers of the Company whose aggregate compensation exceeded $100,000 for services rendered during the 1999 fiscal year.

                                                                                            Long Term
                                                                                           Compensation
                                                 Annual Compensation                          Awards
                                    ----------------------------------------------        -------------
                                                                                            Securities
     Name and                                                         Other Annual          Underlying         All Other
     Principal         Fiscal                                         Compensation            Options         Compensation
     Position           Year        Salary ($)       Bonus ($)           ($)(1)               (#)(2)             ($)(3)
--------------------  ---------    ----------     -------------      -------------        ------------       ------------
R. Bradford Burnette    1999         201,300          61,598             22,250                3,000             70,890
President and CEO       1998         178,000          56,960             16,800                2,000             67,508
 of the Company         1997         159,600          51,040             16,350               30,000             60,328



C. Larry Wilkinson      1999         131,758          33,598             18,675                3,000             31,454
Executive Vice          1998         113,000          29,380             12,900                2,000             27,980
 President of the       1997         100,420          26,000             11,050               20,000             24,499
 Company

William S. Cowart       1999         125,814          34,102             10,200                3,000             25,653
President of The        1998         113,000          27,067             10,275                2,000             23,137
 Park Avenue            1997         106,400          27,560              8,900               20,000             20,933
 Bank (a subsidiary
 of the Company)

Tracy A. Dixon          1999         110,000          10,000             10,200                1,000             11,222
Chief Executive         1998         104,000          19,232              6,600                1,000              2,773
 Officer of First       1997          99,961           6,200              1,500                  -0-              2,468
 Community Bank
 of Southwest
 Georgia (a
 subsidiary of
 the Company)

Alvin R. Tuten, Jr.     1999          90,520           7,543              3,600                1,000              1,943
President of Baxley     1998          87,880           7,323              3,000                  -0-             47,747
 Federal Savings        1997          84,500           8,450              3,100                  -0-             18,037
 Bank (a subsidiary
 of the Company)

------------------
(1) The reported amount consists of director's fees. Compensation does not include any perquisites and other personal benefits which may be derived from business-related expenditures that in the aggregate do not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such person.
(2) The options have been adjusted to reflect a two-for-one stock split in 1998.
(3) The reported amount consists of the Company's or the Banks' contribution to a Profit Sharing Plan and a Section 401(K) Plan, as well as amounts accrued under a Salary Continuation Plan. With respect to 1999, the reported amount also includes compensation paid to the named individuals ($1,000 each) in the form of two shares of preferred stock of real estate investment trusts established by two of the Banks. Each share of preferred stock has a liquidation value of $500. Additionally, the amounts for Mr. Tuten for 1998 and 1997 include amounts contributed to the ESOP Plan of Baxley Federal Savings Bank by the savings bank.


Option Grants Table
-------------------

       The following table sets forth certain information regarding the grant of stock options during the 1999 fiscal year to the persons named in the Summary Compensation Table and the value of such options held by such persons at the end of the 1999 fiscal year.

                                    Option Grants in Last Fiscal Year

                               Individual Grants
-------------------------------------------------------------------------------
                                                                                    Potential Realizable
                    Number of      % of Total                                         Value at Assumed
                    Securities       Options      Exercise                         Annual Rates of Stock
                    Underlying     Granted to     or Base                          Price Appreciation for
                     Options      Employees in     Price                              Option Term(1)
       Name         Granted(2)     Fiscal Year     ($/Sh)    Expiration Date          5%($)      10%($)
----------------   -----------  --------------  ----------  -----------------       --------    --------

R. Bradford
 Burnette            3,000           2.48         17.81     February 8, 2009         33,608       85,168

C. Larry
 Wilkinson           3,000           2.48         17.81     February 8, 2009         33,608       85,168

William S.
 Cowart              3,000           2.48         17.81     February 8, 2009         33,608       85,168

Tracy A. Dixon       1,000           0.83         17.81     February 8, 2009         11,203       28,389

Alvin R. Tuten, Jr.  1,000           0.83         14.88     November 30, 2009         9,355       23,707

------------
(1) Based on actual option term and annual compounding. These amounts are calculated pursuant to applicable requirements of the Commission and do not represent a forecast of the future appreciation of the common stock.
(2) Mr. Burnette's options may be exercised in varying amounts over a four year period beginning in 1999. Options granted to the other optionees may be exercised in five annual installments beginning with the first anniversary following the date of grant.

Option Exercise and Fiscal Year-End Option Value Table
------------------------------------------------------

     The following table sets forth certain information regarding the exercise of stock options during the 1999 fiscal year by the persons named in the Summary Compensation Table and the value of options held by such persons at the end of such fiscal year.

                                  Aggregated Option Exercises in Last Fiscal Year
                                         and Fiscal Year-End Option Values
                                                 Individual Grants

                                                              Number of Securities         Value of Unexercised
                                                             Underlying Unexercised        In-the-Money Options
                     Shares Acquired                        Options at FY-End (#)(1)         at FY-End ($)(2)
       Name          on Exercise (#)   Value Realized ($)   Exercisable/Unexercisable    Exercisable/Unexercisable
------------------   ----------------  -------------------  -------------------------  -----------------------------
R. Bradford Burnette        0                  0                  52,882/21,118                324,926/57,690

C. Larry Wilkinson          0                  0                  25,200/27,800               145,184/120,146

William S. Cowart           0                  0                  25,200/27,800               145,184/120,146

Tracy A. Dixon              0                  0                      200/1,800                           0/0

Alvin R. Tuten, Jr.         0                  0                        0/1,000                           0/0

-----------
(1) The options have been adjusted to reflect a two-for-one stock split in 1998.
(2) Market value of underlying securities at year end ($13.313), minus the option exercise price.

Director Compensation
---------------------

     The directors of the Company are paid directors' fees of $3,000 per annum plus $300 per meeting for attendance at meetings of the Company's Board of Directors and $100 per meeting for attendance at meetings of committees of the Company's Board of Directors.

Directors Deferred Stock Purchase Plan
--------------------------------------

     On April 18, 1994, the Company's shareholders approved the Directors Deferred Stock Purchase Plan (the "Director Plan"), which provided that a director of the Company or any subsidiary could elect to receive shares of common stock of the Company in lieu of the cash compensation otherwise payable as director's fees for services as a member of the Board of Directors of the Company (or any of its subsidiaries) or any committee thereof. The shares of common stock issuable to an electing director under the Director Plan were required to be issued on January 15 following each fiscal year in a whole number (rounded down) resulting from the amount of such director's fees (or a portion thereof as determined by such director) for such previous fiscal year divided by 100% of the fair market value of the common stock as of January 1 of such previous fiscal year. The Board of Directors of the Company administered the Director Plan and was required to determine the fair market value of the common stock as soon as practicable following January 1 of each fiscal year. The Director Plan covered 100,000 shares of common stock which were authorized for issuance and delivery thereunder.

     The Board of Directors determined that the fair market value of the common stock of the Company as of January 1, 1998 was $12.06 per share for purposes of calculations for the 1998 fiscal year under the Director Plan. Effective January 15, 1999, the Company issued, in the aggregate, 9,503 shares of common stock to 18 electing directors of the Company and the Banks under the Director Plan for fiscal year 1998. The directors of the Company electing to receive shares of common stock in lieu of fees were Walter W. Carroll, II (1,216 shares), James L. Dewar, Jr. (1,139 shares), Thompson Kurrie, Jr. (893 shares),
F. Ferrell Scruggs, Sr. (1,108 shares), D. Ramsay Simmons, Jr. (538 shares), and Joe P. Singletary (1,218 shares). The Director Plan expired on January 15, 1999.

Employment Agreements
---------------------

     R. Bradford Burnette. As of January 1, 1999, the Company entered into an employment agreement with R. Bradford Burnette. Under the employment agreement, Mr. Burnette serves as President and Chief Executive Officer of the Company and is entitled to receive an annual base salary of $201,300. Mr. Burnette's base salary is subject to normal annual increases, and bonuses as shall be determined by the Company's Board of Directors from time to time. The employment agreement runs for 36 months and will be automatically extended for 12-month periods unless either of the parties gives notice that it should not be extended. In the event Mr. Burnette's employment is terminated (i) by the Company other than for "cause" (such as a material breach of the employment agreement, gross negligence, or willful misconduct), (ii) by Mr. Burnette for "good reason" (such as a material change in his duties, a reduction in compensation, or a required relocation of more than 50 miles from the Company's main office), or (iii) due to the Company's breach of the employment agreement, Mr. Burnette will be entitled to continue to receive the same amount of compensation and benefits paid to him during the previous 12 months. In such case, Mr. Burnette would be paid compensation and benefits for a period equal to the greater of the remaining term of his employment agreement or 12 months.

     In the event of a change in control of the Company, Mr. Burnette shall be entitled, for a period of 90 days after the change in control, and at his election, to deliver notice to the Company (i) of the termination of the employment agreement, whereupon the Company shall continue to pay Mr. Burnette his base salary for six months, or (ii) that he intends to remain in the employ of the Company, whereupon the Company shall employ Mr. Burnette for a period equal to the greater of the remaining term of his employment agreement or 12 months.

     In the event of a change in control of the Company followed by a (i) reduction in Mr. Burnette's compensation, (ii) material change in Mr. Burnette's status, title, or duties, (iii) failure by the Company to increase Mr. Burnette's salary in accordance with established procedure, or (iv) required relocation by Mr. Burnette of more than 50 miles from the Company's main office, Mr. Burnette will be entitled to receive severance benefits in a lump sum cash amount equal to approximately three times his total annual compensation for the fiscal year in which his compensation was highest.

     Mr. Burnette's employment agreement restricts Mr. Burnette from, among other things, (i) disclosing trade secrets, (ii) competing with the Company or the Banks within a 100-mile radius of the Company's main office for 24 months following termination, and (iii) employing any former employee of the Company or the Banks for 12 months following the employee's termination.

     C. Larry Wilkinson.   As of January 1, 1999, the Company entered into an
employment agreement with C. Larry Wilkinson. Under the employment agreement, Mr. Wilkinson serves as Executive Vice President of the Company and is entitled to receive an annual base salary of $131,758. The remainder of Mr. Wilkinson's employment agreement is substantially similar to the Company's employment agreement with Mr. Burnette.

     William S. Cowart. As of January 1, 1999, the Company and The Park Avenue Bank entered into an employment agreement with William S. Cowart. Under the employment agreement, Mr. Cowart serves as President and Chief Executive Officer of The Park Avenue Bank, the Company's largest bank subsidiary, and is entitled to receive an annual base salary of $125,814. The remainder of Mr. Cowart's employment agreement is substantially similar to the Company's employment agreement with Mr. Burnette.

     Tracy A. Dixon. In connection with the Company's acquisition of Investors in 1998, First Community Bank of Southwest Georgia, a subsidiary of the Company, entered into an employment agreement with Tracy A. Dixon pursuant to which Mr. Dixon serves as Chief Executive Officer of the bank. Under the employment agreement, which runs for 36 months from June 19, 1998, Mr. Dixon is entitled to receive an annual base salary of $110,000. The remainder of Mr. Dixon's employment agreement is substantially similar to the Company's employment agreement with Mr. Burnette.

     Alvin R. Tuten, Jr.  In connection with the Company's acquisition of
Baxley Federal Savings Bank in 1999, the bank entered into an employment agreement with Alvin R. Tuten, Jr. pursuant to which Mr. Tuten serves as President and Chief Executive Officer of the bank. Under the employment agreement, which runs for 36 months from November 30, 1999, Mr. Tuten is entitled to receive an annual base salary of $90,520. The non-competition and non-solicitation provisions contained in Mr. Tuten's employment agreement prevent Mr. Tuten from competing with the Banks within a 50-mile radius of Baxley Federal Savings Bank's offices and employing any former employee of the Company or the Banks for 24 months following the employee's termination. In the event of a change in control of the Company, Mr. Tuten shall be entitled, for a period of 30 days after the change in control, to terminate his employment agreement or remain in the employ of Baxley Federal Savings Bank. The remainder of Mr. Tuten's employment agreement is substantially similar to the Company's employment agreement with Mr. Burnette.

Salary Continuation Plan
-------------------------

     Effective January 1, 1994, the Company adopted a Salary Continuation Plan which provides for benefits upon death, disability, or retirement of certain executive officers of the Company and the Banks, including R. Bradford Burnette,
C. Larry Wilkinson, and William S. Cowart. Pursuant to this plan, The Park Avenue Bank has entered into individual agreements with Messrs. Burnette, Wilkinson, and Cowart. Upon retirement, a covered executive whose benefits are fully vested is entitled to receive monthly payments in an annual amount equal to 40% of the average annual salary paid or payable to such employee for the three year period immediately preceding his or her retirement. The payments to which a covered executive is entitled continue for a period of 15 years. The Salary Continuation Plan has a progressive vesting schedule, commencing with the date upon which an employee becomes covered by the plan and ending with his or her projected date of retirement (at age 65). No employee of the Company or the Banks currently has benefits which are fully vested.

     In the event a covered executive should die or become permanently disabled while employed by the Company or the relevant Bank prior to retirement, the Salary Continuation Plan provides for monthly payments for 15 years to the executive in an annual amount equal to 40% of his or her average annual salary for the three years immediately preceding death or disability. Should the employment of a covered executive be terminated without cause by the Company or the relevant Bank or voluntarily by the executive, the executive is entitled to receive monthly payments for 15 years in a total amount equal to a vested percentage amount (based on the number of years that the executive has been covered by the plan) multiplied by the liability accrued for that executive's retirement payments. If the executive is terminated without cause within two years following a change in control of the Company or the relevant Bank, however, the executive may choose to receive payments in a total amount equal to the liability accrued for his or her retirement payments as of the end of the preceding year. In the event a covered executive who is terminated for cause or, during the three year period following his or her retirement or voluntary termination, engages in the business of banking in Lowndes County, Georgia, then the Company and the Banks will have no further obligation under the Salary Continuation Plan with respect to that executive.

     The estimated annual benefits payable to the executive officers named in the Summary Compensation Table, assuming retirement at age 65, are as follows:
R. Bradford Burnette, $76,958; C. Larry Wilkinson, $66,578; and William S. Cowart, $118,040. Although the Salary Continuation Plan does not require the Company or the Banks to set aside any assets in order to fund the obligations arising thereunder, the Company has utilized life insurance policies as the primary funding source. As of December 31, 1999, the aggregate cash value of these policies for the three named individuals was $1,121,991, and the liability accrued for benefits payable to them under the Salary Continuation Plan was $401,793.

Stock Option Plans
------------------

     1994 Stock Option Plan
     ----------------------

     On April 18, 1994, the Company's shareholders approved the 1994 Employee Stock Option Plan (the "1994 Plan"), which provides for the grant of options to purchase shares of the Company's common stock to the employees of the Company. The 1994 Plan serves as an employee incentive and encourages the continued employment of key personnel by facilitating their purchase of an equity interest in the Company. The 1994 Plan is administered by the Board of Directors of the Company, which has the authority to select recipients, designate the number of shares to be covered by each option, and, subject to certain restrictions, specify the terms of the options. The 1994 Plan provides for the granting of both "incentive stock options" and "nonqualified stock options." The exercise price for each incentive stock option granted under the 1994 Plan shall in no event be less than 100% of the fair market value of the Company's common stock on the date of grant and no stock option shall be exercisable after the expiration of ten years from the date of grant. The 1994 Plan covers 400,000 shares of the Company's common stock, which may be authorized for issuance and delivery by the exercise of options granted thereunder. The Company granted options to acquire an aggregate of 49,750 shares to 51 employees under the 1994 Plan in fiscal year 1999 and an additional aggregate of 27,600 shares to 35 employees subsequent to December 31, 1999. As of March 1, 2000, 117 shares of the Company's common stock were still available for grants under the 1994 Plan.

     1999 Stock Option Plan
     ----------------------

     On April 26, 1999, the Company's shareholders approved the 1999 Stock Option Plan (the "1999 Plan"), which provides for the grant of options to purchase shares of the Company's common stock to the Company's and its affiliates' directors, employees, consultants and advisors. The purpose of the 1999 Plan is to maximize the long-term success of the Company, to ensure a balanced emphasis on both current and long-term performance, to enhance participants' identification with shareholders' interests and to facilitate the attraction and retention of key individuals with outstanding abilities. The 1999 Plan is administered by the Board of Directors of the Company, which has the authority to select recipients, designate the number of shares to be covered by each option, and, subject to certain restrictions, specify the terms of the options. Like the 1994 Plan, the 1999 Plan provides for the granting of both "incentive stock options" and "nonqualified stock options." The exercise price for each incentive stock option granted under the 1999 Plan shall in no event be less than 100% of the fair market value of the Company's common stock on the date of grant and no stock option shall be exercisable after the expiration of ten years from the date of grant. The 1999 Plan covers 600,000 shares of common stock, which may be authorized for issuance and delivery by the exercise of options granted thereunder. The Company granted options to acquire an aggregate of 72,000 shares to ten directors and employees under the 1999 Plan in fiscal year 1999 and an additional aggregate of 60,350 shares to 43 directors and employees subsequent to December 31, 1999. As of March 1, 2000, 467,650 shares of the Company's common stock were still available for grants under the 1999 Plan.

Other Compensation Plans
------------------------

     During 1999, two of the Banks established real estate investment trusts ("REITs"). In connection with the formation of the REITs, preferred shares of the REITs were granted to over 100 directors and employees of the Company, the Banks and their affiliates. Each person who received preferred shares received one share of each REIT. The preferred shares have no voting rights, except those which may be required by law. Each preferred share is expected to have an annual dividend of $40.00. The distribution of the preferred shares by the REITs was treated as compensation and was taxable to the recipients. The compensation attributable to each recipient totaled $1,000, representing the aggregate liquidation value of the two preferred shares.

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

     The members of the Compensation Committee of the Company during 1999 were Walter W. Carroll, II, Thompson Kurrie, Jr., John M. Simmons and Joe P. Singletary, Jr. The Company utilizes the law firm of Coleman, Talley, Newbern, Kurrie, Preston & Holland to provide legal services to the Company and the Banks, which legal services include general legal services, as well as loan closing services. The law firm receives fees for general legal services, as well as legal fees earned in connection with loan closings, which fees are collected from the persons making the loans from the Banks. Mr. Kurrie is a partner in the law firm. The Company believes the services obtained from Mr. Kurrie's firm are on terms as favorable to the Company as could have been obtained from unaffiliated parties.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

    The following graph compares the Company's yearly percentage change in cumulative, five-year shareholder return with the Nasdaq Market Index and The Carson Medlin Company's Independent Bank Index (the "Independent Bank Index"). The Independent Bank Index is a compilation of the total shareholder return of 23 independent community banks located in the southeastern states of Alabama, Florida, Georgia, North Carolina, South Carolina, Tennessee, Virginia, and West Virginia. The graph assumes that the value of the investment in the Company's common stock and in each index was $100 on December 31, 1994 and that all dividends were reinvested. The change in cumulative total return is measured by dividing (i) the sum of (a) the cumulative amount of dividends for the period, and (b) the change in share price between the beginning and end of the period, by (ii) the share price at the beginning of the period.


                      [PAB BANKSHARES GRAPH APPEARS HERE]

                        1994     1995     1996     1997     1998     1999
                        ----     ----     ----     ----     ----     ----
PAB BANKSHARES, INC.     100      126      211      242      378      277
INDEPENDENT BANK INDEX   100      122      155      235      246      222
NASDAQ INDEX             100      141      174      213      300      542

                         COMPLIANCE WITH SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16(a)") requires the Company's officers and directors, and persons who own 10% or more of the registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and 10% or more shareholders are required by regulations of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company during fiscal year 1999, all directors, officers and 10% shareholders complied with all Section 16(a) filing requirements.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the shares of the Company's common stock owned as of March 1, 2000, (i) by each person who beneficially owned more than 5% of the shares of the Company's common stock,
(ii) by each of the Company's directors and executive officers named in the Summary Compensation Table, and (iii) by all of the Company's directors and executive officers as a group.

                                                                  Number of                      Percentage
Name of Beneficial Owner(1)                                         Shares                      Ownership(2)
-----------------------------------------------------        --------------------        --------------------------
R. Bradford Burnette                                                  260,150(3)                    2.70

Walter W. Carroll, II                                                  86,267(4)                       *

William S. Cowart                                                      54,502(5)                       *

Dewar Family, L.P.                                                  1,117,026(6)                   11.70
P. O. Box 2995
Valdosta, Georgia 31604

James L. Dewar, Jr.                                                 1,508,959(7)                   15.80

James L. Dewar, Sr.                                                 1,118,926(8)                   11.70

Tracy A. Dixon                                                         89,348(9)                       *

Bill J. Jones                                                         156,633(10)                   1.64

Thompson Kurrie, Jr.                                                   30,407(11)                      *

James B. Lanier, Jr.                                                   17,049(12)                      *

Kenneth D. McLeod                                                      66,854                          *

Paul E. Parker                                                         24,500(13)                      *

F. Ferrell Scruggs, Sr.                                                98,988(14)                   1.03

D. Ramsay Simmons, Jr.                                                 97,650(15)                   1.02

John M. Simmons                                                       134,279(16)                   1.40

Joe P. Singletary, Jr.                                                109,341(17)                   1.14

Alvin R. Tuten, Jr.                                                    66,202                          *

C. Larry Wilkinson                                                    102,678(18)                   1.07

All directors and executive officers as a group                     2,906,804                      30.34
 (18 persons)

____________________
*Less than 1%.

(1) Under the rules of the Commission, a person is deemed to be a beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities that such person has the right to acquire beneficial ownership of within 60 days as well as any securities owned by such person's spouse, children or relatives living in the same household. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Except as otherwise indicated, the persons named in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them. The information as to beneficial ownership has been furnished by the respective persons listed in the above table.
(2) Based on 9,571,525 shares outstanding as of March 1, 2000. Shares underlying outstanding stock options or warrants held by the person indicated and exercisable within 60 days of such date are deemed to be outstanding for purposes of calculating the percentage owned by such holder.
(3) Includes 9,310 shares held by Mr. Burnette's wife, of which shares Mr. Burnette disclaims beneficial ownership. Also includes 62,379 vested stock options granted to Mr. Burnette and 16,857 shares held in the name of the Company's Employee 401(K) Plan, as to which shares Mr. Burnette has sole voting power and shared investment power. Further includes 100,000 shares owned by a family limited partnership with Mr. Burnette and his spouse as general partners possessing shared investment power and voting power.
(4) Includes 1,148 shares held by Mr. Carroll's wife, of which shares Mr. Carroll disclaims beneficial ownership, and 9,165 shares held by Mr. Carroll's minor children.
(5) Includes 35,800 vested stock options granted to Mr. Cowart. Also includes 100 shares held by Mr. Cowart's minor children.
(6) The Dewar Family, L.P. is a limited partnership with Messrs. Dewar, Sr. and Dewar, Jr. as its general partners possessing shared investment power and each possessing voting power as to certain shares owned by the limited partnership. The mailing address of the Dewar Family, L.P. is P. O. Box 2995, Valdosta, Georgia 31604.
(7) Includes 1,117,026 shares owned by the Dewar Family, L.P. Mr. Dewar, Jr. is a general partner of the Dewar Family, L.P. and possesses shared investment power as to all shares owned by the limited partnership and the power to vote 563,354 shares owned by the limited partnership. Includes 47,950 shares which are held by Mr. Dewar, Jr.'s wife, of which shares Mr. Dewar, Jr. disclaims beneficial ownership. The mailing address of Mr. Dewar, Jr. is P. O. Box 2995, Valdosta, Georgia 31604.
(8) Includes 1,117,026 shares owned by the Dewar Family, L.P., a family trust. Mr. Dewar, Sr. is a general partner of the Dewar Family, L.P. and possesses shared investment power as to all shares owned by the limited partnership and the power to vote 553,672 shares owned by the limited partnership. Includes 1,000 shares owned by Mr. Dewar, Sr.'s wife, of which shares Mr. Dewar, Sr. disclaims beneficial ownership. The mailing address of Mr. Dewar, Sr. is P. O. Box 2995, Valdosta, Georgia 31604.
(9)  Includes 400 vested options granted to Mr. Dixon.
(10) Includes 62,534 shares held by Mr. Jones' minor grandchildren, over which shares Mr. Jones has custodial power.
(11) Includes 10,000 vested options granted to Mr. Kurrie.
(12) Includes 2,000 vested options granted to Mr. Lanier.
(13) Includes 2,000 vested options granted to Mr. Parker.
(14) Includes 16,117 shares held by Mr. Scruggs' wife, of which shares Mr. Scruggs disclaims beneficial ownership. Also includes 10,000 vested options granted to Mr. Scruggs.
(15) Includes 4,984 shares held by Mr. Simmons' wife and 19,536 shares held in a trust for the benefit of Mr. Simmons' wife, of which shares Mr. Simmons disclaims beneficial ownership. Includes 25,471 shares owned by Elberta Crate and Box Co. Profit Sharing Fund of which Mr. Simmons, Jr., and John
     H. Simmons, his brother, are co-trustees and as to which Mr. Simmons has shared voting and investment power. Also includes 10,000 vested options granted to Mr. Simmons.
(16) Includes 68,133 shares held by Mr. Simmons' wife, of which shares Mr. Simmons disclaims beneficial ownership. Includes 25,471 shares owned by Elberta Crate and Box Co. Profit Sharing Fund of which Mr. Simmons and D. Ramsay Simmons, Jr., his brother, are co-trustees and as to which Mr. Simmons has shared voting and investment power. Also includes 4,000 vested options granted to Mr. Simmons.

(17) Includes 15,082 shares held by Mr. Singletary's wife, of which shares Mr. Singletary disclaims beneficial ownership. Includes 6,443 shares owned by Sing Bros., Inc., of which Mr. Singletary is the President, and 2,675 shares owned by Tripo, Inc., of which Mr. Singletary is also the President. Also includes 10,000 vested options granted to Mr. Singletary.
(18) Includes 1,009 shares held jointly with Mr. Wilkinson's wife as to which shares Mr. Wilkinson possesses shared voting and investment power.
     Includes 3,609 shares held by Mr. Wilkinson's wife of which shares Mr. Wilkinson disclaims beneficial ownership. Includes 35,800 vested stock options granted to Mr. Wilkinson.

                CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

     During 1999, the Company acquired Baxley Federal Savings Bank pursuant to a transaction in which the shareholders of the bank received shares of the Company's common stock based on an exchange ratio set forth in the merger agreement between the Company and the bank. Pursuant to the terms of the merger agreement, Kenneth D. McLeod and Alvin R. Tuten, Jr. were appointed to the Board of Directors of the Company and are being nominated for re-election at the Annual Meeting. See "Proposal One: Election of Directors." In addition, pursuant to the merger agreement, Baxley Federal Savings Bank entered into a new employment agreement with Mr. Tuten pursuant to which he serves as Chief Executive Officer of the bank.

     Certain of the officers, directors and shareholders of the Company named in this Proxy Statement and the Banks, and affiliates of such persons, have from time to time engaged in banking transactions with the Banks. Such persons are expected to continue these transactions in the future. Any loans or other extensions of credit made by the Banks to such individuals were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated third parties and did not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 1999, loans to officers, directors and shareholders of the Company named in this Proxy Statement and the Banks and to affiliates of such persons amounted to an aggregate of $13,352,489. Thompson Kurrie, Jr., a director of the Company and The Park Avenue Bank, is a partner in the law firm of Coleman, Talley, Newbern, Kurrie, Preston & Holland, which is engaged by the Company to provide legal services. See "Executive Compensation - Compensation Committee Interlocks and Insider Participation."

               SHAREHOLDER PROPOSALS FOR INCLUSION IN NEXT YEAR'S
                                PROXY STATEMENT

     Proposals of shareholders intended to be presented at the Company's 2001 Annual Meeting of Shareholders must be received at the Company's principal executive offices by November 27, 2000 in order to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting.

                  OTHER SHAREHOLDER PROPOSALS FOR PRESENTATION
                         AT NEXT YEAR'S ANNUAL MEETING

     For any proposal that is not submitted for inclusion in next year's Proxy Statement, but is instead sought to be presented directly at the 2001 Annual Meeting of Shareholders, management will be able to vote proxies in its discretion if the Company: (i) receives notice of the proposal before the close of business on February 5, 2001, and advises shareholders in the 2001 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (ii) does not receive notice of the proposal prior to the close of business on February 5, 2001. Notices of intention to present proposals at the 2001 Annual Meeting of Shareholders should be addressed to Denise McKenzie, Secretary, PAB Bankshares, Inc., P. O. Box 3469, Valdosta, Georgia 31604.

                                 ANNUAL REPORTS

     Copies of the Company's 1999 Annual Report to Shareholders and Annual Report on Form 10-K, which includes the Company's financial statements for the year ended December 31, 1999, are being mailed to all shareholders together with this Proxy Statement.

                                                       PAB BANKSHARES, INC.

                                    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned shareholder hereby appoints James L. Dewar, Sr. and R. Bradford Burnette, and each or either one of them, with full power of substitution, as Proxies to represent and to vote, as designated below, all the shares of common stock of PAB
Bankshares, Inc. (the "Company"), held of record by the undersigned on March 10, 2000, at the Annual Meeting of Shareholders (the
"Annual Meeting") to be held at 3250 North Valdosta Road, Valdosta, Georgia 31602 on April 24, 2000, at 11:00 a.m. or any
postponements or adjournments thereof.

1.   Election of the following nominees to the Board of Directors for the terms indicated below.

                                      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1

     Nominees:  James L. Dewar, Jr., James L. Dewar, Sr., C. Larry Wilkinson, Joe P. Singletary, Jr., and Walter W. Carroll, II
                for terms expiring at the 2003 Annual Meeting of Shareholders.

                Kennith D. McLeod for a term expiring at the 2002 Annual Meeting of Shareholders.

                Alvin R. Tuten, Jr. for a term expiring at the 2001 Annual Meeting of Shareholders.

     Each Nominee shall hold office until the term of the class of directors for which he has been elected expires and until his successor is duly elected and qualified, or until his earlier death, resignation, incapacity to serve, or removal.

          [_]    For all Nominees listed above (except             [_]   Withhold Authority to vote for all
                 as marked to the contrary below)                        Nominees listed above

   Instructions:  To withhold authority to vote for any individual Nominee, write that Nominee's name in the following space provided:
             ---------------------------------------------------------------------------------------------------------------------
   -------------------------------------------------------------------------------------------------------------------------------
2.   In their discretion, the Proxies are authorized to vote upon such of the matters as may properly come before the Annual
     Meeting or any postponements or adjournments thereof.

     This Proxy revokes all prior proxies with respect to the Annual Meeting and may be revoked prior to its exercise.  No proposal above is conditioned on or related to any other proposal.

     Please sign exactly as name appears below.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION
IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1 AND IN THE DISCRETION OF THE PERSONS
NAMED AS PROXIES ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS
THEREOF.

DATED:
       -------------------------------------                        ---------------------------------------------------------------
                                                                    Signature
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
PROMPTLY USING THE ENCLOSED ENVELOPE
                                                                    ---------------------------------------------------------------
                                                                    Signature (if held jointly)